Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	July 18, 2019		574-235-2000

1st Source Corporation Reports Record Second Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income was a record $23.39 million, up 6.47% over the second quarter of 2018. Diluted net income per common share was also a record of $0.91, up from the prior year’s second quarter of $0.84.

•	Return on average assets of 1.45% and return on average common shareholders’ equity of 11.89% compared to 1.43% and 11.96%, respectively in the second quarter of 2018.

•	Net charge-offs of $1.19 million and nonperforming assets to loans and leases of 0.41% compared to $0.14 million and 0.89%, respectively in the second quarter of 2018.

•	Average loans and leases grew $231.03 million, up 4.84% from the second quarter of 2018.

•	Average deposits grew $303.44 million, up 6.12% from the second quarter of 2018.

•	Net interest income increased $3.26 million, up 6.13% from the second quarter of 2018.

•	Noninterest income increased $0.64 million, up 2.56% from the second quarter of 2018 (increased 5.04% excluding leased equipment depreciation).

•	Noninterest expenses increased $1.48 million, up 3.22% from the second quarter of 2018 (increased 4.49% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $23.39 million for the second quarter of 2019, an improvement of 6.47% compared to $21.96 million reported in the second quarter a year ago, bringing the 2019 year-to-date net income to $45.58 million compared to $41.08 million in 2018, an increase of 10.96%. The year-to-date net income comparison was positively impacted by increased net interest income of $7.67 million primarily due to higher loan rates and higher average loan and lease balances. It was negatively impacted by a $1.12 million rise in noninterest expense. Non-recurring 2019 items included a negative $1.10 million valuation adjustment on a repossessed asset and $1.32 million gain on the sale of our former headquarters building.
Diluted net income per common share for the second quarter of 2019 was up 8.3% to a record high of $0.91, versus $0.84 in the second quarter of 2018. Diluted net income per common share for the first half of 2019 was $1.76 compared to $1.57 earned a year earlier, a 12.1% increase.
At its July 2019 meeting, the Board of Directors approved a cash dividend of $0.27 per common share, up 8.0% from the $0.25 per common share declared a year ago. The cash dividend is payable to shareholders of record on August 5, 2019 and will be paid on August 15, 2019.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased with our record net income in the second quarter as 1st Source Corporation continues to experience organic growth in loans and leases and deposits. Seasonal trends within our specialty finance group portfolios contributed to an increase in average loans and leases during the quarter of 4.84%. Credit quality was also a bright spot for the quarter – the ratio of nonperforming assets to loans and leases of 0.41% was the lowest it has been in over ten years.”
“Recently, 1st Source was recognized as one of the 18 banks in the nation to be included in the Keefe, Bruyette & Woods, Inc. (KBW) Bank Honor Roll, with nearly 375 banking institutions having been screened in consideration for the list. Every year, the Bank Honor Roll consists of banking institutions that have had 10 consecutive years of increased earnings per share, and this year’s list in unique in that the banks included have done so since the 2009 financial crisis. To be considered for this recognition, banks must be publicly traded institutions with more than $500 million in total assets. For the last 156 years, 1st Source has been built upon strong, steady practices, and our mission has always included giving straight talk and sound advice while keeping our clients’ best interests in mind for the long-term. Being named among 18 institutions in our industry that have proven their strength since such a tumultuous time for our country is a welcome confirmation that we continue to be strong and steady and deliver on our mission.”
“The second quarter of the year also saw further investment in our banking centers - specifically our Niles and Erskine banking centers located inside the Martin’s Super Market stores in Niles, Michigan and South Bend, Indiana, respectively. The two locations underwent complete renovations and have been converted to our signature side-by-side banking model. Side-by-side banking invites the client behind the ‘teller line,’ allowing for the Bank’s clients and bankers to have a more transparent and inclusive experience. These renovations were part of an overall initiative to update our existing locations and continue our investment in the communities where we live, do business and raise families.”
SECOND QUARTER 2019 FINANCIAL RESULTS
Loans
Average loans and leases of $5.00 billion increased $231.03 million, up 4.84% in the second quarter of 2019 from the year ago quarter and have increased $143.21 million, up 2.95% from the first quarter. Year-to-date average loans and leases of $4.93 billion increased $250.11 million, up 5.34% from the first six months of 2018.
Deposits
Average deposits of $5.26 billion grew $303.44 million for the quarter ended June 30, 2019, up 6.12% from the year ago quarter and have increased $205.55 million, up 4.06% compared to the first quarter. Average deposits for the first six months of 2019 were $5.16 billion, an increase of $327.05 million, up 6.76% from the same period a year ago.
Net Interest Income and Net Interest Margin
Second quarter 2019 net interest income of $56.43 million increased $3.26 million, up 6.13% from the second quarter a year ago and increased $1.48 million, up 2.69% from the first quarter. For the first six months of 2019, tax-equivalent net interest income was $111.73 million, an increase of $7.62 million, up 7.32% compared to the same period a year ago.

Second quarter 2019 net interest margin was 3.73%, an improvement of four basis points from the 3.69% for the same period in 2018 and decreased five basis point from the first quarter. Second quarter 2019 net interest margin on a fully tax-equivalent basis was 3.74%, an increase of three basis points from the 3.71% for the same period in 2018 and was lower by five basis points compared to the first quarter. The margin continued to see pressure from deposit competition and rate increases.
Net interest margin for the first six months of 2019 was 3.75%, an increase of six basis points from the 3.69% for the same period in 2018. Net interest margin on a fully-taxable-equivalent basis for the first half of 2019 was 3.77%, an increase of six basis points from the 3.71% for the first half of 2018.
Noninterest Income
Second quarter 2019 noninterest income of $25.66 million increased $0.64 million, up 2.56% from the second quarter a year ago and increased $1.54 million, up 6.38% from the first quarter. For the first six months of 2019, noninterest income was $49.79 million, an increase of $0.96 million, up 1.96% compared to the same period a year ago.
The growth in noninterest income during 2019 compared to a year ago was mainly due to higher debit card income from increased customer use, higher insurance commissions primarily from increased business and higher contingent commissions, reduced losses on the sale of available-for-sale securities, increased customer swap fees and higher claim proceeds on bank owned life insurance. These positives were offset by lower trust and wealth advisory fees resulting from a lower value of assets under management due to stock market movements and reduced net gains on partnership investments.
The increase in noninterest income from the first quarter of 2019 was primarily the result of seasonal trust and wealth advisory tax fees, increased debit card income, growth in deposit account fees, higher customer swap fees, and increased claim proceeds on bank owned life insurance. These positives were offset by reduced insurance commissions from seasonal contingent commissions.
Noninterest Expense
Second quarter 2019 noninterest expense of $47.35 million increased $1.48 million, up 3.22% from the second quarter a year ago and increased $2.15 million, up 4.75% from the first quarter. Excluding depreciation on leased equipment, noninterest expenses were up 4.49% from the second quarter a year ago and up 5.88% from the first quarter. For the first six months of 2019, noninterest expense was $92.56 million, an increase of $1.12 million, or 1.23% compared to the same period a year ago.
The increase in noninterest expense during 2019 compared to a year ago was mainly due to higher salaries as a result of normal merit increases, increased group insurance costs, a rise in furniture and equipment expense due to increased software maintenance costs and equipment depreciation, and growth in the provision for unfunded loan commitments. These increases were offset by higher gains on the sale of fixed assets, decreased incentive compensation from fewer vestings of share-based compensation arrangements, lower business development and marketing costs from fewer marketing promotions, and reduced professional fees from consulting services.

The growth in noninterest expense from the first quarter was primarily the result of fewer gains on the sale of fixed assets, increased business development and marketing expenses, growth in the provision for unfunded loan commitments, and higher group insurance costs, offset by lower repossessed asset valuation adjustments.
Credit
The reserve for loan and lease losses as of June 30, 2019 was 2.05% of total loans and leases compared to 2.07% at March 31, 2019 and 2.13% at June 30, 2018. Net charge-offs of $1.19 million were recorded for the second quarter of 2019 compared with net charge-offs of $0.14 million in the same quarter a year ago and down from the $3.54 million of net charge-offs in the first quarter. The majority of the second quarter charge-off was related to one relationship within the medium and heavy duty truck portfolio.
The provision for loan and lease losses was $4.25 million for the second quarter of 2019, a decrease of $0.57 million compared with the same period in 2018 and a decrease of $0.67 million from the first quarter. The ratio of nonperforming assets to loans and leases was an improved 0.41% as of June 30, 2019, compared to 0.49% on March 31, 2019 and 0.89% on June 30, 2018.
Capital
As of June 30, 2019, the common equity-to-assets ratio was 11.95%, compared to 12.20% at March 31, 2019 and 11.71% a year ago. The tangible common equity-to-tangible assets ratio was 10.82% at June 30, 2019 compared to 11.03% at March 31, 2019 and 10.52% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 11.83% at June 30, 2019 compared to 12.28% at March 31, 2019 and 12.15% a year ago. During the second quarter of 2019, 141,627 shares were repurchased for treasury reducing common shareholders’ equity by $6.42 million. During 2019, common shareholders’ equity declined by $13.68 million due to 295,787 shares acquired for treasury.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2019 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
AVERAGE BALANCES
Assets	$6,487,744	$6,290,386	$6,167,017	$6,389,610	$6,053,924
Earning assets	6,067,871	5,896,697	5,776,822	5,982,757	5,665,419
Investments	1,001,142	987,593	948,335	994,405	932,744
Loans and leases	5,001,392	4,858,183	4,770,361	4,930,183	4,680,073
Deposits	5,264,912	5,059,362	4,961,473	5,162,704	4,835,655
Interest bearing liabilities	4,468,591	4,315,545	4,370,692	4,392,491	4,263,051
Common shareholders’ equity	789,009	775,657	736,310	782,370	731,304
Total equity	792,884	777,217	736,310	785,094	731,304
INCOME STATEMENT DATA
Net interest income	$56,427	$54,948	$53,169	$111,375	$103,701
Net interest income - FTE(1)	56,604	55,130	53,372	111,734	104,116
Provision for loan and lease losses	4,247	4,918	4,817	9,165	8,603
Noninterest income	25,664	24,124	25,023	49,788	48,830
Noninterest expense	47,353	45,204	45,877	92,557	91,434
Net income	23,417	22,196	21,964	45,613	41,080
Net income available to common shareholders	23,385	22,196	21,964	45,581	41,080
PER SHARE DATA
Basic net income per common share	$0.91	$0.86	$0.84	$1.76	$1.57
Diluted net income per common share	0.91	0.86	0.84	1.76	1.57
Common cash dividends declared	0.27	0.27	0.24	0.54	0.46
Book value per common share(2)	31.12	30.33	28.51	31.12	28.51
Tangible book value per common share(1)	27.83	27.05	25.27	27.83	25.27
Market value - High	48.66	50.15	56.77	50.15	56.77
Market value - Low	43.34	39.11	49.58	39.11	48.26
Basic weighted average common shares outstanding	25,615,718	25,759,186	25,958,128	25,687,056	25,954,278
Diluted weighted average common shares outstanding	25,615,718	25,759,186	25,958,128	25,687,056	25,954,278
KEY RATIOS
Return on average assets	1.45%	1.43%	1.43%	1.44%	1.37%
Return on average common shareholders’ equity	11.89	11.61	11.96	11.75	11.33
Average common shareholders’ equity to average assets	12.16	12.33	11.94	12.24	12.08
End of period tangible common equity to tangible assets(1)	10.82	11.03	10.52	10.82	10.52
Risk-based capital - Common Equity Tier 1(3)	11.83	12.28	12.15	11.83	12.15
Risk-based capital - Tier 1(3)	12.94	13.32	13.18	12.94	13.18
Risk-based capital - Total(3)	14.20	14.58	14.44	14.20	14.44
Net interest margin	3.73	3.78	3.69	3.75	3.69
Net interest margin - FTE(1)	3.74	3.79	3.71	3.77	3.71
Efficiency ratio: expense to revenue	57.68	57.17	58.67	57.43	59.94
Efficiency ratio: expense to revenue - adjusted(1)	54.07	53.20	54.71	53.64	56.05
Net charge offs to average loans and leases	0.10	0.30	0.01	0.19	0.02
Loan and lease loss reserve to loans and leases	2.05	2.07	2.13	2.05	2.13
Nonperforming assets to loans and leases	0.41	0.49	0.89	0.41	0.89

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
END OF PERIOD BALANCES
Assets	$6,650,105	$6,379,086	$6,293,745	$6,293,169	$6,320,058
Loans and leases	5,109,337	4,926,187	4,835,464	4,825,553	4,839,823
Deposits	5,403,845	5,124,091	5,122,322	5,061,977	5,108,439
Reserve for loan and lease losses	104,911	101,852	100,469	98,300	103,007
Goodwill and intangible assets	83,985	83,992	83,998	84,097	84,104
Common shareholders’ equity	794,662	778,422	762,082	750,437	740,277
Total equity	804,686	781,101	763,590	750,437	740,277
ASSET QUALITY
Loans and leases past due 90 days or more	$156	$178	$366	$125	$263
Nonaccrual loans and leases	12,212	13,622	27,859	36,028	34,582
Other real estate	543	417	299	432	133
Repossessions	8,799	10,411	6,666	13,041	9,389
Equipment owned under operating leases	—	64	126	48	—
Total nonperforming assets	$21,710	$24,692	$35,316	$49,674	$44,367
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
ASSETS
Cash and due from banks	$71,910	$64,619	$94,907	$71,102
Federal funds sold and interest bearing deposits with other banks	24,578	3,062	4,172	73,358
Investment securities available-for-sale	1,021,786	1,002,809	990,129	968,349
Other investments	28,404	28,404	28,404	28,159
Mortgages held for sale	19,178	9,210	11,290	8,235
Loans and leases, net of unearned discount:
Commercial and agricultural	1,173,000	1,146,031	1,073,205	1,047,705
Auto and light truck	635,100	554,078	559,987	580,045
Medium and heavy duty truck	300,042	285,631	283,544	276,273
Aircraft	811,163	830,437	803,111	863,496
Construction equipment	686,633	641,035	645,239	642,634
Commercial real estate	835,919	818,459	809,886	769,659
Residential real estate and home equity	529,749	514,719	523,855	524,112
Consumer	137,731	135,797	136,637	135,899
Total loans and leases	5,109,337	4,926,187	4,835,464	4,839,823
Reserve for loan and lease losses	(104,911)	(101,852)	(100,469)	(103,007)
Net loans and leases	5,004,426	4,824,335	4,734,995	4,736,816
Equipment owned under operating leases, net	126,502	131,594	134,440	143,024
Net premises and equipment	51,570	51,357	52,139	53,363
Goodwill and intangible assets	83,985	83,992	83,998	84,104
Accrued income and other assets	217,766	179,704	159,271	153,548
Total assets	$6,650,105	$6,379,086	$6,293,745	$6,320,058

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,238,604	$1,146,647	$1,217,120	$1,106,495
Interest-bearing deposits:
Interest-bearing demand	1,665,456	1,560,840	1,614,959	1,651,533
Savings	810,122	851,564	822,477	843,558
Time	1,689,663	1,565,040	1,467,766	1,506,853
Total interest-bearing deposits	4,165,241	3,977,444	3,905,202	4,001,944
Total deposits	5,403,845	5,124,091	5,122,322	5,108,439
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	119,781	149,172	113,627	106,861
Other short-term borrowings	66,228	106,216	85,717	170,233
Total short-term borrowings	186,009	255,388	199,344	277,094
Long-term debt and mandatorily redeemable securities	71,542	71,439	71,123	71,194
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	125,259	88,303	78,602	64,290
Total liabilities	5,845,419	5,597,985	5,530,155	5,579,781

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively	436,538	436,538	436,538	436,538
Retained earnings	431,091	414,428	398,980	370,521
Cost of common stock in treasury (2,670,462, 2,537,741, 2,421,946, and 2,240,597 shares at June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively)	(75,380)	(69,136)	(62,760)	(54,367)
Accumulated other comprehensive income (loss)	2,413	(3,408)	(10,676)	(12,415)
Total shareholders’ equity	794,662	778,422	762,082	740,277
Noncontrolling interests	10,024	2,679	1,508	—
Total equity	804,686	781,101	763,590	740,277
Total liabilities and equity	$6,650,105	$6,379,086	$6,293,745	$6,320,058

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Interest income:
Loans and leases	$65,599	$62,683	$58,520	$128,282	$112,211
Investment securities, taxable	5,186	5,515	4,473	10,701	9,081
Investment securities, tax-exempt	353	385	475	738	1,006
Other	499	438	397	937	805
Total interest income	71,637	69,021	63,865	140,658	123,103
Interest expense:
Deposits	12,978	11,470	8,319	24,448	14,881
Short-term borrowings	540	931	826	1,471	1,602
Subordinated notes	928	928	908	1,856	1,791
Long-term debt and mandatorily redeemable securities	764	744	643	1,508	1,128
Total interest expense	15,210	14,073	10,696	29,283	19,402
Net interest income	56,427	54,948	53,169	111,375	103,701
Provision for loan and lease losses	4,247	4,918	4,817	9,165	8,603
Net interest income after provision for loan and lease losses	52,180	50,030	48,352	102,210	95,098
Noninterest income:
Trust and wealth advisory	5,583	4,858	5,800	10,441	10,988
Service charges on deposit accounts	2,785	2,498	2,625	5,283	5,109
Debit card	3,669	3,220	3,427	6,889	6,530
Mortgage banking	999	936	1,073	1,935	1,957
Insurance commissions	1,518	2,174	1,487	3,692	3,445
Equipment rental	7,809	7,982	8,104	15,791	15,859
Losses on investment securities available-for-sale	—	—	—	—	(345)
Other	3,301	2,456	2,507	5,757	5,287
Total noninterest income	25,664	24,124	25,023	49,788	48,830
Noninterest expense:
Salaries and employee benefits	23,787	23,495	23,696	47,282	46,227
Net occupancy	2,481	2,772	2,115	5,253	4,981
Furniture and equipment	6,289	6,024	5,718	12,313	11,173
Depreciation – leased equipment	6,400	6,524	6,684	12,924	13,112
Professional fees	1,706	1,598	1,728	3,304	3,745
Supplies and communication	1,608	1,493	1,499	3,101	3,052
FDIC and other insurance	608	645	714	1,253	1,412
Business development and marketing	1,678	949	1,725	2,627	3,258
Loan and lease collection and repossession	230	1,361	565	1,591	1,516
Other	2,566	343	1,433	2,909	2,958
Total noninterest expense	47,353	45,204	45,877	92,557	91,434
Income before income taxes	30,491	28,950	27,498	59,441	52,494
Income tax expense	7,074	6,754	5,534	13,828	11,414
Net income	23,417	22,196	21,964	$45,613	$41,080
Net (income) loss attributable to noncontrolling interests	(32)	—	—	(32)	—
Net income available to common shareholders	$23,385	$22,196	$21,964	45,581	41,080
Per common share:
Basic net income per common share	$0.91	$0.86	$0.84	$1.76	$1.57
Diluted net income per common share	$0.91	$0.86	$0.84	$1.76	$1.57
Cash dividends	$0.27	$0.27	$0.24	$0.54	$0.46
Basic weighted average common shares outstanding	25,615,718	25,759,186	25,958,128	25,687,056	25,954,278
Diluted weighted average common shares outstanding	25,615,718	25,759,186	25,958,128	25,687,056	25,954,278

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$929,264	$5,186	2.24%	$909,422	$5,515	2.46%	$857,600	$4,473	2.09%
Tax exempt(1)	71,878	437	2.44%	78,171	472	2.45%	90,735	589	2.60%
Mortgages held for sale	12,014	127	4.24%	8,826	101	4.64%	6,985	92	5.28%
Loans and leases, net of unearned discount(1)	5,001,392	65,565	5.26%	4,858,183	62,677	5.23%	4,770,361	58,517	4.92%
Other investments	53,323	499	3.75%	42,095	438	4.22%	51,141	397	3.11%
Total earning assets(1)	6,067,871	71,814	4.75%	5,896,697	69,203	4.76%	5,776,822	64,068	4.45%
Cash and due from banks	67,448			63,886			65,895
Reserve for loan and lease losses	(102,787)			(101,697)			(99,277)
Other assets	455,212			431,500			423,577
Total assets	$6,487,744			$6,290,386			$6,167,017

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,137,118	$12,978	1.26%	$3,934,921	$11,470	1.18%	$3,950,546	$8,319	0.84%
Short-term borrowings	201,401	540	1.08%	251,379	931	1.50%	290,220	826	1.14%
Subordinated notes	58,764	928	6.33%	58,764	928	6.40%	58,764	908	6.20%
Long-term debt and mandatorily redeemable securities	71,308	764	4.30%	70,481	744	4.28%	71,162	643	3.62%
Total interest-bearing liabilities	4,468,591	15,210	1.37%	4,315,545	14,073	1.32%	4,370,692	10,696	0.98%
Noninterest-bearing deposits	1,127,794			1,124,441			1,010,927
Other liabilities	98,475			73,183			49,088
Shareholders’ equity	789,009			775,657			736,310
Noncontrolling interests	3,875			1,560			—
Total liabilities and equity	$6,487,744			$6,290,386			$6,167,017
Less: Fully tax-equivalent adjustments		(177)			(182)			(203)
Net interest income/margin (GAAP-derived)(1)		$56,427	3.73%		$54,948	3.78%		$53,169	3.69%
Fully tax-equivalent adjustments		177			182			203
Net interest income/margin - FTE(1)		$56,604	3.74%		$55,130	3.79%		$53,372	3.71%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$919,398	$10,701	2.35%	$835,495	$9,081	2.19%
Tax exempt(1)	75,007	909	2.44%	97,249	1,244	2.58%
Mortgages held for sale	10,429	228	4.41%	7,350	172	4.72%
Loans and leases, net of unearned discount(1)	4,930,183	128,242	5.25%	4,680,073	112,216	4.84%
Other investments	47,740	937	3.96%	45,252	805	3.59%
Total earning assets(1)	5,982,757	141,017	4.75%	5,665,419	123,518	4.40%
Cash and due from banks	65,677			63,657
Reserve for loan and lease losses	(102,245)			(97,502)
Other assets	443,421			422,350
Total assets	$6,389,610			$6,053,924

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	4,036,578	24,448	1.22%	3,827,398	14,881	0.78%
Short-term borrowings	226,252	1,471	1.31%	306,150	1,602	1.06%
Subordinated notes	58,764	1,856	6.37%	58,764	1,791	6.15%
Long-term debt and mandatorily redeemable securities	70,897	1,508	4.29%	70,739	1,128	3.22%
Total interest-bearing liabilities	4,392,491	29,283	1.34%	4,263,051	19,402	0.92%
Noninterest-bearing deposits	1,126,126			1,008,257
Other liabilities	85,899			51,312
Shareholders’ equity	782,370			731,304
Noncontrolling interests	2,724			—
Total liabilities and equity	$6,389,610			$6,053,924
Less: Fully tax-equivalent adjustments		(359)			(415)
Net interest income/margin (GAAP-derived)(1)		$111,375	3.75%		$103,701	3.69%
Fully tax-equivalent adjustments		359			415
Net interest income/margin - FTE(1)		$111,734	3.77%		$104,116	3.71%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2019	2019	2018	2019	2018
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$71,637	$69,021	$63,865	$140,658	$123,103
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	93	95	89	188	177
(C)	– Tax exempt investment securities	84	87	114	171	238
(D)	Interest income – FTE (A+B+C)	71,814	69,203	64,068	141,017	123,518
(E)	Interest expense (GAAP)	15,210	14,073	10,696	29,283	19,402
(F)	Net interest income (GAAP) (A-E)	56,427	54,948	53,169	111,375	103,701
(G)	Net interest income - FTE (D-E)	56,604	55,130	53,372	111,734	104,116
(H)	Annualization factor	4.011	4.056	4.011	2.017	2.017
(I)	Total earning assets	$6,067,871	$5,896,697	$5,776,822	$5,982,757	$5,665,419
	Net interest margin (GAAP-derived) (F*H)/I	3.73%	3.78%	3.69%	3.75%	3.69%
	Net interest margin – FTE (G*H)/I	3.74%	3.79%	3.71%	3.77%	3.71%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$56,427	$54,948	$53,169	$111,375	$103,701
(G)	Net interest income – FTE	56,604	55,130	53,372	111,734	104,116
(J)	Plus: noninterest income (GAAP)	25,664	24,124	25,023	49,788	48,830
(K)	Less: gains/losses on investment securities and partnership investments	(131)	(17)	(76)	(148)	(108)
(L)	Less: depreciation – leased equipment	(6,400)	(6,524)	(6,684)	(12,924)	(13,112)
(M)	Total net revenue (GAAP) (F+J)	82,091	79,072	78,192	161,163	152,531
(N)	Total net revenue – adjusted (G+J–K–L)	75,737	72,713	71,635	148,450	139,726
(O)	Noninterest expense (GAAP)	47,353	45,204	45,877	92,557	91,434
(L)	Less:depreciation – leased equipment	(6,400)	(6,524)	(6,684)	(12,924)	(13,112)
(Q)	Noninterest expense – adjusted (O–L)	40,953	38,680	39,193	79,633	78,322
	Efficiency ratio (GAAP-derived) (O/M)	57.68%	57.17%	58.67%	57.43%	59.94%
	Efficiency ratio – adjusted (Q/N)	54.07%	53.20%	54.71%	53.64%	56.05%

		End of Period
		June 30,	March 31,	June 30,
		2019	2019	2018
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$794,662	$778,422	$740,277
(S)	Less: goodwill and intangible assets	(83,985)	(83,992)	(84,104)
(T)	Total tangible common shareholders’ equity (R–S)	$710,677	$694,430	$656,173
(U)	Total assets (GAAP)	6,650,105	6,379,086	6,320,058
(S)	Less: goodwill and intangible assets	(83,985)	(83,992)	(84,104)
(V)	Total tangible assets (U–S)	$6,566,120	$6,295,094	$6,235,954
	Common equity-to-assets ratio (GAAP-derived) (R/U)	11.95%	12.20%	11.71%
	Tangible common equity-to-tangible assets ratio (T/V)	10.82%	11.03%	10.52%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$794,662	$778,422	$740,277
(W)	Actual common shares outstanding	25,535,212	25,667,933	25,965,077
	Book value per common share (GAAP-derived) (R/W)*1000	$31.12	$30.33	$28.51
	Tangible common book value per share (T/W)*1000	$27.83	$27.05	$25.27

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